Exhibit 99.1
N E W S R E L E A S E

MVB Financial Corp. Announces Second Quarter 2023 Results

(FAIRMONT, WV) July 27, 2023 – MVB Financial Corp. (NASDAQ: MVBF) (“MVB Financial,” “MVB” or the “Company”), the holding company for MVB Bank, Inc. ("MVB Bank"), today announced financial results for the second quarter of 2023, with reported net income of $8.1 million, or $0.64 basic and $0.63 diluted earnings per share.
Balance sheet loan to deposit ratio of 78.1%
Off-balance sheet deposits increased to $1.1 billion
CRE concentration of 217% of total risk based capital
Total risk based capital of 14.9%

From Larry F. Mazza, Chief Executive Officer, MVB Financial:
“Following the market events of March 2023, we took decisive action. Out of an abundance of caution, we maintained our already-strong balance sheet liquidity position, and in anticipation of new regulatory and compliance requirements for the industry, took additional steps to enhance our risk management and compliance infrastructure. These actions increased our funding costs and noninterest expenses during the second quarter, but helped to strengthen our foundation during a tumultuous period for the industry. Moreover, we further de-risked our loan portfolio with the sale of a portion of our subprime automobile loans, and during the quarter, we had no outstanding FHLB or other short-term borrowings, no held-to-maturity investment securities and a limited concentration of CRE loans and office exposure. Despite these unexpected challenges, we generated strong earnings for the second quarter. Looking ahead, I am encouraged by our team’s continuous adaptability, the stability of our asset quality and our strong liquidity, funding and capital position as we look to a pick-up in high-quality loan growth as we move forward.”

SECOND QUARTER 2023 HIGHLIGHTS
•Anticipated industry seasonality and a shifting mix impacted deposit growth trends.
•Total deposits declined 6.1%, or $191.9 million, to $2.96 billion, compared to the prior quarter-end, primarily reflecting seasonal considerations in gaming and Banking-as-a-Service (“BaaS”) deposits, primarily offset by growth in certificates of deposit (“CDs”) and other interest-bearing deposits. Relative to the comparable period of the prior year, total deposits increased 13.2%, or $344.0 million.
•Total off-balance sheet deposits increased to $1.1 billion as compared to $1.0 billion at the prior quarter-end. Off-balance sheet deposit networks are being utilized to generate fee income, enhance capital and manage liquidity and concentration risk.
•Noninterest-bearing (“NIB”) deposits declined 12.9%, or $146.7 million, to $987.6 million, and represented 33% of total deposits, as compared to 36% of total deposits at the prior quarter-end. Lower NIB deposits primarily reflected the desire to build liquidity through CDs, the highly competitive deposit environment and rising interest rates.
•Measures of foundational strength were stable to improved.
•The Community Bank Leverage Ratio, Tier 1 Risk-Based Capital Ratio and MVB Bank’s Total Risk-Based Capital Ratio were 10.0%, 13.8%, and 14.9%, respectively, from 10.0%, 13.7%, and 14.9%, respectively, at the prior quarter end.
•Tangible book value per share, a non-U.S. GAAP measure discussed below, grew 0.7% to $21.31 from $21.17 at the prior quarter end.
•Nonperforming loans totaled $13.6 million, or 0.6% of total loans, compared to $13.1 million, or 0.6% of total loans at the prior quarter end. Criticized loans as a percentage of total loans were 3.1%, as compared to 3.6% at the prior quarter end. Net charge-offs were $1.2 million, or 0.2% of total loans on an annualized basis, for the second quarter of 2023, compared to $1.7 million for the prior quarter. Of the net charge-offs for the second quarter of 2023, 92% were attributable to subprime automobile loans.
•The release of allowance for credit losses totaled $4.2 million compared to a provision for credit losses of $4.6 million for the prior quarter. MVB sold $20.4 million of subprime automobile loans and released the reserve associated with those loans, resulting in the net reserve release for the quarter. The allowance for credit losses was 1.3% of total loans, as compared to 1.5% as of the prior quarter-end, largely reflecting the aforementioned changes in loan portfolio composition.

•Net interest income and net interest margin declined primarily due to building liquidity, rising interest rates, seasonal and other factors.
•Net interest income on a fully tax-equivalent basis declined 9.6%, or $3.2 million, to $29.8 million relative to the prior quarter, primarily due to contraction in net interest margin on a fully tax-equivalent basis and a decline in average loans, partially offset by growth in the total average earning asset balance. As compared to the comparable period of the prior year, net interest income increased 10.7%, or $2.9 million.
•Net interest margin on a fully tax-equivalent basis was 3.80%, down 60 basis points during the second quarter of 2023, primarily reflecting a higher cost of funds and a shift in the mix of earning assets, as certain higher yielding loan balances declined modestly while lower yielding cash balances increased significantly. A shift in the mix of deposits due to seasonal considerations related to the Company’s gaming deposits also contributed to the increase in funding costs and negatively impacted net interest margin during the second quarter of 2023.
•Average earning asset balances increased 3.5% during the second quarter of 2023 reflecting materially higher interest-bearing balances with banks, partially offset by a modest decline in average loans. Average loan balances declined 0.9%, reflecting deliberate efforts to improve balance sheet liquidity and the aforementioned sale of subprime automobile loans during the second quarter of 2023.
•The loan to deposit ratio was 78.1% as of June 30, 2023, compared to 74.9% as of March 31, 2023 and 84.7% as of June 30, 2022.
•Fees and expenses trended higher.
•Noninterest income was $6.4 million for the second quarter of 2023, as compared to $3.1 million for the prior quarter. The increase reflects higher income from equity method investments of $1.9 million as compared to a loss of $1.2 million for the prior quarter, primarily due to higher income from MVB’s investment in Warp Speed Holdings LLC, and to a lesser extent, higher other operating income. Partially offsetting these increases was a loss on the divestiture of Flexia Payments, LLC (“Flexia”) of $1.1 million during the second quarter of 2023. Further, payment card and service charge income of $3.5 million declined 3.0%, or $0.1 million, from the prior quarter, due primarily to the aforementioned seasonal considerations and loss on sale of sub-prime automobile and nonperforming loans of $1.0 million increased $0.6 million from the prior quarter.
•Noninterest expense increased 6.9% to $30.3 million from $28.3 million from the prior quarter. While we added personnel in certain areas during the current quarter, overall salary and benefit costs declined; however, higher total noninterest expenses reflect professional fees and other operating expenses, primarily attributable to recent actions taken in response to the market events in March 2023 to further enhance risk management and compliance-related infrastructure. Noninterest expenses other than professional fees and other operating expenses declined 1.3% as compared to the prior quarter, reflecting ongoing efforts to meet cost savings initiative targets.

INCOME STATEMENT
Net interest income on a tax-equivalent basis totaled $29.8 million for the second quarter of 2023, down $3.2 million, or 9.6%, from the first quarter of 2023 and up $2.9 million, or 10.7%, from the second quarter of 2022. The decline in net interest income compared to the first quarter of 2023 reflects net interest margin contraction and higher than average cash balances, partially offset by higher earning asset balances. The increase compared to the second quarter of 2022 generally reflects strong loan growth at favorable interest rates, primarily driven by MVB Bank’s strategic lending partnerships growth vehicle and broad-based growth throughout CoRe Banking business, as well as the beneficial effects of higher interest rates on earning asset yields, including loans, investment securities and interest-bearing deposits with other banks.

Interest income increased $2.3 million, or 5.1%, from the first quarter of 2023 and increased $18.9 million, or 67.4%, from the second quarter of 2022. The tax-equivalent yield on loans was 6.7% for the second quarter of 2023, compared to 6.6% for the first quarter of 2023 and 5.1% for the second quarter of 2022. The higher loan yields compared to the first quarter of 2023 generally reflect the beneficial impact of Fed rate increases, while higher loan yields compared to the second quarter of 2022 reflect the cumulative impact of robust loan growth booked at higher yields than the prevailing portfolio yield in the prior year.

Interest expense increased $5.4 million, or 45.0%, from the first quarter of 2023 and increased $16.0 million from the second quarter of 2022. The cost of funds was 2.26% for the second quarter of 2023, up from 1.61% for the first quarter of 2023 and 0.22% for the second quarter of 2022. The increase from the prior quarter primarily reflected the impact of higher interest rates, including an increase in rates paid on money market checking deposits and CDs, a decline in noninterest-bearing demand deposits and actions taken to enhance liquidity in response to the market events of March 2023. The increase in cost of funds compared to the prior year period reflects the impact of liquidity actions taken in 2023 in response to market conditions, higher interest rates and the senior term loan, which was entered into during October 2022.

On a tax-equivalent basis, net interest margin for the second quarter of 2023 was 3.80%, a decrease of 60 basis points versus the first quarter of 2023 and a decrease of 30 basis points versus the second quarter of 2022.

Please see the table below for a reconciliation between net interest margin and net interest margin on a fully tax-equivalent basis, a non-GAAP measure. Contraction in net interest margin from the first quarter of 2023 to the second quarter of 2023 primarily reflected higher funding costs and a shift in the mix of earning assets (higher yielding loan balances declined, while lower yielding cash balances increased), partially offset by higher loan yields.
Noninterest income totaled $6.4 million for the second quarter of 2023, an increase of $3.4 million from the first quarter of 2023 and a decrease of $3.0 million from the second quarter of 2022. The increase compared to the prior quarter is primarily driven by a $3.1 million increase in equity method investment income, a $1.2 million decrease in loss on sale of available-for-sale investment securities and a $0.5 million increase in holding gain on equity securities. These gains were partially offset by a loss of $1.0 million resulting from divestiture activity and an increase $0.6 million in loss on sale of loans. The $3.0 million decrease in noninterest income from the second quarter of 2022 was primarily driven by decreases of $2.4 million in gain on sale of loans, a $1.0 million loss on divestiture activity and a $0.5 million loss in payment card and service charge income, partially offset by an increase of $1.3 million in equity method investment income.

Noninterest expense totaled $30.3 million for the second quarter of 2023, an increase of $2.0 million, or 6.9%, from the first quarter of 2023 and an increase of $2.3 million, or 8.3%, from the second quarter of 2022. The increase from the prior periods primarily reflects higher other operating expenses, specifically higher professional fees, partially offset by decreases in salaries and employee benefits expense of $1.0 million, or 6.0%, and $0.8 million, or 5.1%, as compared to the first quarter of 2023 and the second quarter of 2022, respectively.

In February 2023, the Company completed the sale of the Bank’s wholly owned subsidiary, Chartwell Compliance, for total consideration of $14.4 million. The results of Chartwell operations are included in discontinued operations on the consolidated statements of income. There was no net income from discontinued operations in the second quarter of 2023. Net income from discontinued operations totaled $8.8 million for the first quarter of 2023, which included a gain on sale of $11.8 million.

In May 2023, MVB entered into an agreement with Flexia, to facilitate the divestiture of MVB’s interests in the ongoing business of Flexia. As a result of the divestiture, MVB incurred a loss of $1.1 million during the quarter ended June 30, 2023.

BALANCE SHEET
Loans totaled $2.31 billion at June 30, 2023, a decrease of $48.8 million, or 2.1%, and an increase of $97.3 million, or 4.4%, as compared to March 31, 2023 and June 30, 2022, respectively. The decrease in loan balances compared to the prior quarter primarily reflects deliberate efforts to improve balance sheet liquidity and ensure appropriate risk adjusted pricing on loans, in addition to the sale of $20.4 million of subprime automobile loans during the second quarter of 2023. The remaining balance of subprime automobile loans totaled $27.0 million at June 30, 2023. Loan growth compared to June 30, 2022 was driven primarily by MVB Bank’s strategic lending partnerships. Loans held-for-sale, which represent MVB Bank’s government guaranteed lending growth vehicle, were $7.0 million as of June 30, 2023, compared to $19.9 million at March 31, 2023 and $11.9 million at June 30, 2022.

Deposits totaled $2.96 billion as of June 30, 2023, a decrease of $191.9 million, or 6.1%, from March 31, 2023, and an increase of $344.0 million, or 13.2%, from June 30, 2022. NIB deposits totaled $987.6 million as of June 30, 2023, a decrease of $146.7 million, or 12.9%, from March 31, 2023 and $355.4 million, or 26.5%, from June 30, 2022. The decline in total deposit balances compared to March 31, 2023 primarily reflects seasonal considerations in MVB’s gaming and BaaS deposits and an increase in off-balance sheet deposits, primarily offset by growth in CDs and other interest-bearing deposits. The increase relative to June 30, 2022, reflects higher CDs and BaaS account deposits. The decrease in NIB deposits relative to both prior periods primarily reflects the highly-competitive deposit environment, rising interest rates and MVB’s utilization of off-balance sheet deposit networks to generate fee income, enhance capital and manage liquidity and concentration risk.

CAPITAL
The Community Bank Leverage Ratio was 10.0% as of June 30, 2023, compared to 10.0% as of March 31, 2023 and 11.6% as of June 30, 2022.

The Company issued a quarterly cash dividend of $0.17 per share for the second quarter of 2023, consistent with the first quarter of 2023 and the second quarter of 2022.

ASSET QUALITY
Nonperforming loans totaled $13.6 million, or 0.6% of total loans, as of June 30, 2023, as compared to $13.1 million, or 0.6% of total loans, as of March 31, 2023, and $19.3 million, or 0.9% of total loans, as of June 30,

2022. Criticized loans as a percentage of total loans were 3.1%, compared to 3.6% as of March 31, 2023 and 4.0% as of June 30, 2022.

Net charge-offs were $1.2 million, or 0.2% of total loans, for the second quarter of 2023, compared to $1.7 million, or 0.3% of total loans, for the first quarter of 2023 and $1.2 million, or 0.2% of total loans, for the second quarter of 2022.

The release of allowance for credit losses totaled $4.2 million compared to a provision for credit losses of $4.6 million for the prior quarter. The Company sold $20.4 million of subprime automobile loans and released the reserve associated with those loans, resulting in the net reserve release for the quarter. The allowance for credit losses was 1.3% of total loans at June 30, 2023, as compared to 1.5% at March 31, 2023 and 1.0% at June 30, 2022. The decline in the allowance ratio compared to the prior quarter largely reflects the aforementioned changes in loan portfolio composition. The increase in the allowance compared to June 30, 2022 primarily reflects changes in loan portfolio composition and the implementation of the Current Expected Credit Loss allowance methodology as of January 1, 2023.

About MVB Financial Corp.
MVB Financial, the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® (“Nasdaq”) under the ticker “MVBF.”

MVB is a financial holding company headquartered in Fairmont, West Virginia. Through its subsidiary, MVB Bank, and MVB Bank’s subsidiaries, MVB Financial provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond.

Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services.

For more information about MVB, please visit ir.mvbbanking.com.

Forward-looking Statements
MVB Financial has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this press release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and are subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,” “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity and credit risk; changes in market interest rates; impacts related to or resulting from recent bank failures and volatility; inability to achieve anticipated synergies and successfully integrate recent mergers and acquisitions; inability to successfully execute business plans, including strategies related to investments in Fintech companies; competition; the pace of recovery following the continued effects of the COVID-19 pandemic and its impact on the Company’s business and financial condition; changes in economic, business and political conditions; changes in demand for loan products and deposit flow; operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as well as its other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise or correct any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the SEC. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this Earnings Release should be directed to:

MVB Financial Corp.
Donald T. Robinson, President and Chief Financial Officer
(304) 598-3500
drobinson@mvbbanking.com

Amy Baker, VP, Corporate Communications and Marketing
(844) 682-2265
abaker@mvbbanking.com

Non-U.S. GAAP Financial Measures
This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management uses these non-U.S. GAAP measures in its analysis of the Company’s performance. These measures should not be considered a substitute for U.S. GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with U.S. GAAP. Management believes the presentation of non-U.S. GAAP financial measures that exclude the impact of specified items provide useful supplemental information that is essential to a proper understanding of the Company’s financial condition and results. Non-U.S. GAAP measures are not formally defined under U.S. GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to U.S. GAAP financial measures, our management believes these non-U.S. GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-U.S. GAAP measures. See the tables below for a reconciliation of these non-U.S. GAAP measures to the most directly comparable U.S. GAAP financial measures.

MVB Financial Corp.
Financial Highlights
Consolidated Statements of Income
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2023	2023	2022	2023	2022
	Second Quarter	First Quarter	Second Quarter
Interest income	$47,031	$44,763	$28,090	$91,794	$51,352
Interest expense	17,449	12,034	1,430	29,483	2,844
Net interest income	29,582	32,729	26,660	62,311	48,508
Provision (release of allowance) for credit losses	(4,235)	4,576	5,100	341	6,380
Net interest income after provision (release of allowance) for credit losses	33,817	28,153	21,560	61,970	42,128

Total noninterest income	6,419	3,067	9,384	9,486	18,663

Noninterest expense:
Salaries and employee benefits	15,746	16,746	16,585	32,492	32,312
Other expense	14,536	11,571	11,387	26,107	22,917
Total noninterest expenses	30,282	28,317	27,972	58,599	55,229

Income before income taxes	9,954	2,903	2,972	12,857	5,562
Income taxes	1,956	465	699	2,421	1,379
Net income from continuing operations before noncontrolling interest	7,998	2,438	2,273	10,436	4,183
Income from discontinued operations, before income taxes	—	11,831	678	11,831	1,664
Income taxes - discontinued operations	—	3,049	160	3,049	385
Net income from discontinued operations	—	8,782	518	8,782	1,279
Net loss attributable to noncontrolling interest	114	122	165	236	358
Net income available to common shareholders	$8,112	$11,342	$2,956	$19,454	$5,820

Earnings per share from continuing operations - basic	$0.64	$0.20	$0.20	$0.84	$0.37
Earnings per share from discontinued operations - basic	$—	$0.70	$0.04	$0.69	$0.11
Earnings per share - basic	$0.64	$0.90	$0.24	$1.54	$0.48
Earnings per share from continuing operations - diluted	$0.63	$0.20	$0.19	$0.82	$0.35
Earnings per share from discontinued operations - diluted	$—	$0.67	$0.04	$0.68	$0.10
Earnings per share - diluted	$0.63	$0.87	$0.23	$1.50	$0.45

Noninterest Income
(Unaudited) (Dollars in thousands)

	Quarterly			Year-to-Date
	2023	2023	2022	2023	2022
	Second Quarter	First Quarter	Second Quarter
Card acquiring income	$788	$622	$750	$1,410	$1,733
Service charges on deposits	1,060	1,126	973	2,186	1,845
Interchange income	1,655	1,862	2,292	3,517	3,079
Total payment card and service charge income	3,503	3,610	4,015	7,113	6,657

Equity method investments income (loss)	1,873	(1,193)	549	680	1,687
Compliance and consulting income	996	1,016	1,180	2,012	2,414
Gain (loss) on sale of loans	(989)	(356)	1,405	(1,345)	2,488
Investment portfolio gains (losses)	(134)	(1,844)	145	(1,978)	2,539
Loss on acquisition and divestiture activity	(986)	—	—	(986)	—
Other noninterest income	2,156	1,834	2,090	3,990	2,878

Total noninterest income	$6,419	$3,067	$9,384	$9,486	$18,663

Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in thousands)

	June 30, 2023	March 31, 2023	June 30, 2022
Cash and cash equivalents	$455,835	$575,265	$161,761
Certificates of deposit with banks	—	—	496
Securities available-for-sale, at fair value	329,137	339,578	376,737
Equity securities	41,082	38,576	34,250
Loans held-for-sale	7,009	19,893	11,856
Loans receivable	2,312,387	2,361,153	2,215,114
Less: Allowance for credit losses	(30,294)	(35,513)	(22,734)
Loans receivable, net	2,282,093	2,325,640	2,192,380
Premises and equipment, net	22,407	22,869	25,235
Assets from discontinued operations	—	—	4,719
Goodwill	2,838	2,838	2,838
Other assets	211,446	227,217	174,156
Total assets	$3,351,847	$3,551,876	$2,984,428

Noninterest-bearing deposits	$987,555	$1,134,257	$1,342,916
Interest-bearing deposits	1,971,384	2,016,558	1,272,054
FHLB and other borrowings	—	—	—
Senior term loan	8,835	9,647	—
Subordinated debt	73,414	73,350	73,158
Liabilities from discontinued operations	—	—	4,994
Other liabilities	36,362	46,748	38,396
Stockholders' equity, including noncontrolling interest	274,297	271,316	252,910
Total liabilities and stockholders' equity	$3,351,847	$3,551,876	$2,984,428

Reportable Segments
(Unaudited)

Three Months Ended June 30, 2023	CoRe Banking	Mortgage Banking	Financial Holding Company	Other	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$46,929	$105	$3	$6	$(12)	$47,031
Interest expense	16,439	—	999	23	(12)	17,449
Net interest income (expense)	30,490	105	(996)	(17)	—	29,582
Release of allowance for credit losses	(4,235)	—	—	—	—	(4,235)
Net interest income (expense) after release of allowance for credit losses	34,725	105	(996)	(17)	—	33,817

Noninterest income	4,113	1,872	3,116	1,051	(3,733)	6,419

Noninterest Expenses:
Salaries and employee benefits	9,053	7	4,623	2,063	—	15,746
Other expenses	14,148	18	2,163	1,940	(3,733)	14,536
Total noninterest expenses	23,201	25	6,786	4,003	(3,733)	30,282

Income (loss) before income taxes	15,637	1,952	(4,666)	(2,969)	—	9,954
Income taxes	3,237	643	(1,207)	(717)	—	1,956
Net income (loss)	12,400	1,309	(3,459)	(2,252)	—	7,998
Net income attributable to noncontrolling interest	—	—	—	114	—	114
Net income (loss) available to common shareholders	$12,400	$1,309	$(3,459)	$(2,138)	$—	$8,112

Three Months Ended March 31, 2023	CoRe Banking	Mortgage Banking	Financial Holding Company	Other	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$44,662	$105	$33	$(6)	$(31)	$44,763
Interest expense	11,041	—	993	31	(31)	12,034
Net interest income (expense)	33,621	105	(960)	(37)	—	32,729
Provision for credit losses	4,576	—	—	—	—	4,576
Net interest income (expense) after provision for credit losses	29,045	105	(960)	(37)	—	28,153

Noninterest income	3,018	(1,186)	2,410	1,784	(2,959)	3,067

Noninterest Expenses:
Salaries and employee benefits	9,051	—	4,950	2,745	—	16,746
Other expenses	11,054	34	1,917	1,525	(2,959)	11,571
Total noninterest expenses	20,105	34	6,867	4,270	(2,959)	28,317

Income (loss) before income taxes	11,958	(1,115)	(5,417)	(2,523)	—	2,903
Income taxes	2,515	(504)	(942)	(604)	—	465
Net income (loss) from continuing operations	9,443	(611)	(4,475)	(1,919)	—	2,438
Income from discontinued operations, before income taxes	—	—	—	11,831	—	11,831
Income tax expense - discontinued operations	—	—	—	3,049	—	3,049
Net income from discontinued operations	—	—	—	8,782	—	8,782
Net income (loss)	9,443	(611)	(4,475)	6,863	—	11,220
Net loss attributable to noncontrolling interest	—	—	—	122	—	122
Net income (loss) available to common shareholders	$9,443	$(611)	$(4,475)	$6,985	$—	$11,342

Three Months Ended June 30, 2022	CoRe Banking	Mortgage Banking	Financial Holding Company	Other	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$27,910	$103	$87	$—	$(10)	$28,090
Interest expense	672	—	760	8	(10)	1,430
Net interest income (expense)	27,238	103	(673)	(8)	—	26,660
Provision for credit losses	5,100	—	—	—	—	5,100
Net interest income (expense) after provision for credit losses	22,138	103	(673)	(8)	—	21,560

Noninterest income	7,093	787	3,228	1,584	(3,308)	9,384

Noninterest Expenses:
Salaries and employee benefits	9,948	—	4,439	2,198	—	16,585
Other expenses	10,913	94	2,247	1,441	(3,308)	11,387
Total noninterest expenses	20,861	94	6,686	3,639	(3,308)	27,972

Income (loss) before income taxes	8,370	796	(4,131)	(2,063)	—	2,972
Income taxes	1,771	207	(815)	(464)	—	699
Net income (loss) from continuing operations	6,599	589	(3,316)	(1,599)	—	2,273
Income from discontinued operations, before income taxes	—	—	—	678	—	678
Income tax expense - discontinued operations	—	—	—	160	—	160
Net income from discontinued operations	—	—	—	518	—	518
Net income (loss)	6,599	589	(3,316)	(1,081)	—	2,791
Net income attributable to noncontrolling interest	—	—	—	165	—	165
Net income (loss) available to common shareholders	$6,599	$589	$(3,316)	$(916)	$—	$2,956

Six Months Ended June 30, 2023	CoRe Banking	Mortgage Banking	Financial Holding Company	Other	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$91,591	$210	$36	$—	$(43)	$91,794
Interest expense	27,480	—	1,992	54	(43)	29,483
Net interest income (expense)	64,111	210	(1,956)	(54)	—	62,311
Provision for credit losses	341	—	—	—	—	341
Net interest income (expense) after provision for credit losses	63,770	210	(1,956)	(54)	—	61,970

Noninterest income	7,131	686	5,526	2,835	(6,692)	9,486

Noninterest Expenses:
Salaries and employee benefits	18,104	7	9,573	4,808	—	32,492
Other expenses	25,202	52	4,080	3,465	(6,692)	26,107
Total noninterest expenses	43,306	59	13,653	8,273	(6,692)	58,599

Income (loss) before income taxes	27,595	837	(10,083)	(5,492)	—	12,857
Income taxes	5,752	139	(2,149)	(1,321)	—	2,421
Net income (loss) from continuing operations	21,843	698	(7,934)	(4,171)	—	10,436
Income from discontinued operations, before income taxes	—	—	—	11,831	—	11,831
Income taxes - discontinued operations	—	—	—	3,049	—	3,049
Net income from discontinued operations	—	—	—	8,782	—	8,782
Net income (loss)	21,843	698	(7,934)	4,611	—	19,218
Net income attributable to noncontrolling interest	—	—	—	236	—	236
Net income (loss) available to common shareholders	$21,843	$698	$(7,934)	$4,847	$—	$19,454

Six Months Ended June 30, 2022	CoRe Banking	Mortgage Banking	Financial Holding Company	Other	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$51,081	$206	$80	$—	$(15)	$51,352
Interest expense	1,331	—	1,513	15	(15)	2,844
Net interest income (expense)	49,750	206	(1,433)	(15)	—	48,508
Provision for credit losses	6,380	—	—	—	—	6,380
Net interest income (expense) after provision for credit losses	43,370	206	(1,433)	(15)	—	42,128

Noninterest income	13,991	2,010	5,899	3,120	(6,357)	18,663

Noninterest Expenses:
Salaries and employee benefits	19,456	—	8,495	4,361	—	32,312
Other expenses	21,961	94	4,452	2,767	(6,357)	22,917
Total noninterest expenses	41,417	94	12,947	7,128	(6,357)	55,229

Income (loss) before income taxes	15,944	2,122	(8,481)	(4,023)	—	5,562
Income taxes	3,402	548	(1,684)	(887)	—	1,379
Net income (loss) from continuing operations	12,542	1,574	(6,797)	(3,136)	—	4,183
Income from discontinued operations, before income taxes	—	—	—	1,664	—	1,664
Income tax expense - discontinued operations	—	—	—	385	—	385
Net income from discontinued operations	—	—	—	1,279	—	1,279
Net income (loss)	12,542	1,574	(6,797)	(1,857)	—	5,462
Net income attributable to noncontrolling interest	—	—	—	358	—	358
Net income (loss) available to common shareholders	$12,542	$1,574	$(6,797)	$(1,499)	$—	$5,820

Average Balances and Interest Rates
(Unaudited) (Dollars in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2023			March 31, 2023			June 30, 2022
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$444,600	$5,542	5.00%	$285,102	$3,153	4.49%	$197,613	$304	0.62%
CDs with banks	—	—	—	—	—	—	1,582	9	2.28
Investment securities:
Taxable	220,687	1,229	2.23	236,574	1,848	3.17	237,745	838	1.41
Tax-exempt [2]	123,497	1,147	3.73	137,799	1,308	3.85	147,646	1,342	3.65
Loans and loans held-for-sale: [1]
Commercial [3]	1,635,438	30,534	7.49	1,620,509	28,538	7.14	1,564,266	20,021	5.13
Tax-exempt [2]	3,822	42	4.41	3,944	43	4.42	4,930	52	4.23
Real estate	593,767	5,691	3.84	621,388	6,295	4.11	393,983	2,674	2.72
Consumer	128,113	3,096	9.69	137,547	3,862	11.39	88,366	3,142	14.26
Total loans	2,361,140	39,363	6.69	2,383,388	38,738	6.59	2,051,545	25,889	5.06
Total earning assets	3,149,924	47,281	6.02	3,042,863	45,047	6.00	2,636,131	28,382	4.32
Less: Allowance for credit losses	(35,143)			(30,135)			(19,927)
Cash and due from banks	5,756			243			5,579
Other assets	289,161			339,676			237,016
Total assets	$3,409,698			$3,352,647			$2,858,799

Liabilities
Deposits:
NOW	$682,277	$4,816	2.83%	$796,901	$4,661	2.37%	$654,781	$256	0.16%
Money market checking	615,962	2,439	1.59	209,227	928	1.80	380,295	184	0.19
Savings	72,289	351	1.95	93,297	641	2.79	27,496	1	0.01
IRAs	6,401	45	2.82	6,151	27	1.78	6,314	17	1.08
CDs	662,753	8,799	5.33	386,144	3,896	4.09	75,487	203	1.08
Repurchase agreements and federal funds sold	5,428	—	—	7,612	1	0.05	11,566	1	0.03
FHLB and other borrowings	158	—	—	71,166	888	5.06	2,312	8	1.39
Senior term loan	9,351	198	8.49	9,765	194	8.06	—	—	—
Subordinated debt	73,382	801	4.38	73,318	798	4.41	73,126	760	4.17
Total interest-bearing liabilities	2,128,001	17,449	3.29	1,653,581	12,034	2.95	1,231,377	1,430	0.47
Noninterest-bearing demand deposits	971,436			1,380,516			1,331,357
Other liabilities	38,842			37,087			40,900
Total liabilities	3,138,279			3,071,184			2,603,634

Stockholders’ equity
Common stock	13,533			13,471			13,289
Paid-in capital	158,601			153,389			145,014
Treasury stock	(16,741)			(16,741)			(16,741)
Retained earnings	148,600			166,426			137,989
Accumulated other comprehensive loss	(32,714)			(35,345)			(25,097)
Total stockholders’ equity attributable to parent	271,279			281,200			254,454
Noncontrolling interest	140			263			711
Total stockholders’ equity	271,419			281,463			255,165
Total liabilities and stockholders’ equity	$3,409,698			$3,352,647			$2,858,799

Net interest spread (tax-equivalent)			2.73%			3.05%			3.85%
Net interest income and margin (tax-equivalent)[2]		$29,832	3.80%		$33,013	4.40%		$26,952	4.10%
Less: Tax-equivalent adjustments		$(250)			$(284)			$(292)
Net interest spread			2.70%			3.02%			3.80%
Net interest income and margin		$29,582	3.77%		$32,729	4.36%		$26,660	4.06%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
2 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-GAAP financial measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure following this table.
3 MVB Bank’s PPP loans totaling $4.5 million, $4.9 million and $22.3 million are included in this amount as of June 30, 2023, March 31, 2023 and June 30, 2022, respectively.

	Six Months Ended			Six Months Ended
	June 30, 2023			June 30, 2022
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$365,291	$8,695	4.80%	$395,494	$518	0.26%
CDs with banks	—	—	—	1,964	22	2.26
Investment securities:
Taxable	228,587	3,077	2.71	239,849	1,486	1.25
Tax-exempt [2]	130,609	2,456	3.79	138,170	2,478	3.62
Loans and loans held-for-sale: [1]
Commercial [3]	1,628,015	59,065	7.32	1,509,071	37,000	4.94
Tax-exempt [2]	3,882	85	4.42	4,998	105	4.24
Real estate	607,501	11,992	3.98	366,557	5,014	2.76
Consumer	132,804	6,959	10.57	71,588	5,271	14.85
Total loans	2,372,202	78,101	6.64	1,952,214	47,390	4.90
Total earning assets	3,096,689	92,329	6.01	2,727,691	51,894	3.84
Less: Allowance for credit losses	(32,653)			(19,139)
Cash and due from banks	3,015			5,822
Other assets	314,279			242,875
Total assets	$3,381,330			$2,957,249

Liabilities
Deposits:
NOW	$739,273	$9,478	2.59%	$650,903	$449	0.14%
Money market checking	413,718	3,367	1.64	423,053	386	0.18
Savings	82,735	991	2.42	38,706	2	0.01
IRAs	6,276	72	2.31	6,341	34	1.08
CDs	525,213	12,695	4.87	81,329	446	1.11
Repurchase agreements and federal funds sold	6,514	—	—	11,693	3	0.05
FHLB and other borrowings	35,347	888	5.07	1,163	11	1.91
Senior term loan	9,557	392	8.27	—	—	—
Subordinated debt	73,350	1,600	4.40	73,094	1,513	4.17
Total interest-bearing liabilities	1,891,983	29,483	3.14	1,286,282	2,844	0.45
Noninterest-bearing demand deposits	1,174,965			1,365,037
Other liabilities	37,969			43,594
Total liabilities	3,104,917			2,694,913

Stockholders’ equity
Common stock	13,502			13,373
Paid-in capital	156,009			144,408
Treasury stock	(16,741)			(16,741)
Retained earnings	157,464			137,815
Accumulated other comprehensive income loss	(34,022)			(17,325)
Total stockholders’ equity attributable to parent	276,212			261,530
Noncontrolling interest	201			806
Total stockholders’ equity	276,413			262,336
Total liabilities and stockholders’ equity	$3,381,330			$2,957,249

Net interest spread (tax-equivalent)			2.87%			3.39%
Net interest income and margin (tax-equivalent)[2]		$62,846	4.09%		$49,050	3.63%
Less: Tax-equivalent adjustments		$(535)			$(542)
Net interest spread			2.84%			3.35%
Net interest income and margin		$62,311	4.06%		$48,508	3.59%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
2 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-GAAP financial measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure following this table.
3 MVB Bank’s PPP loans totaling $4.5 million and $22.3 million are included in this amount as of June 30, 2023 and June 30, 2022, respectively.

Non-GAAP Reconciliation: Net Interest Margin on a Full Tax-Equivalent Basis
The following table reconciles, for the periods shown below, net interest margin on a fully tax-equivalent basis:

	Three Months Ended			Six Months Ended
(Dollars in thousands)	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net interest margin - U.S. GAAP basis
Net interest income	$29,582	$32,729	$26,660	$62,311	$48,508
Average interest-earning assets	$3,149,924	$3,042,863	$2,636,131	3,096,689	2,727,691
Net interest margin	3.77%	4.36%	4.06%	4.06%	3.59%

Net interest margin - non-U.S. GAAP basis
Net interest income	$29,582	$32,729	$26,660	$62,311	$48,508
Impact of fully tax-equivalent adjustment	250	284	292	535	542
Net interest income on a fully tax-equivalent basis	$29,832	$33,013	$26,952	62,846	49,050
Average interest-earning assets	$3,149,924	$3,042,863	$2,636,131	$3,096,689	$2,727,691
Net interest margin on a fully tax-equivalent basis	3.80%	4.40%	4.10%	4.09%	3.63%

Selected Financial Data
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly				Year-to-Date
	2023	2023	2022		2023	2022
	Second Quarter	First Quarter	Second Quarter
Earnings and Per Share Data:
Net income	$8,112	$11,342	$2,956		$19,454	$5,820
Earnings per share from continuing operations - basic	$0.64	$0.20	$0.20		$0.84	$0.37
Earnings per share from discontinued operations - basic	$—	$0.70	$0.04		$0.69	$0.11
Earnings per share - basic	$0.64	$0.90	$0.24		$1.54	$0.48
Earnings per share from continuing operations - diluted	$0.63	$0.20	$0.19		$0.82	$0.35
Earnings per share from discontinued operations - diluted	$—	$0.67	$0.04		$0.68	$0.10
Earnings per share - diluted	$0.63	$0.87	$0.23		$1.50	$0.45
Cash dividends paid per common share	$0.17	$0.17	$0.17		$0.34	$0.34
Book value per common share	$21.57	$21.43	$20.63		$21.57	$20.63
Tangible book value per common share [1]	$21.31	$21.17	$20.14		$21.31	$20.14
Weighted-average shares outstanding - basic	12,689,669	12,623,361	12,176,805		12,656,698	12,135,223
Weighted-average shares outstanding - diluted	12,915,294	13,016,082	12,895,581		12,959,725	12,870,892

Performance Ratios:
Return on average assets [2]	1.0%	1.4%	0.4%		1.2%	0.4%
Return on average equity [2]	12.0%	16.1%	4.6%		14.1%	4.4%
Net interest margin 3 4	3.80%	4.40%	4.10%		4.09%	3.63%
Efficiency ratio 5 10	84.1%	61.4%	77.3%		70.9%	81.2%
Overhead ratio 2 6	3.6%	3.4%	4.2%		3.5%	4.0%
Equity to assets	8.2%	7.6%	8.5%		8.2%	8.5%

Asset Quality Data and Ratios:
Charge-offs	$3,700	$4,847	$2,529		$8,547	$3,652
Recoveries	$2,468	$3,169	$1,355		$5,637	$1,741
Net loan charge-offs to total loans 2 7	0.2%	0.3%	0.2%		0.3%	0.2%
Allowance for credit losses	$30,294	$35,513	$22,734		$30,294	$22,734
Allowance for credit losses to total loans [8]	1.31%	1.50%	1.03%	1.03%	1.31%	1.03%
Nonperforming loans	$13,646	$13,085	$19,295		$13,646	$19,295
Nonperforming loans to total loans	0.6%	0.6%	0.9%		0.6%	0.9%

Mortgage Company Equity Method Investees Production Data[9]:
Mortgage pipeline	$748,756	$714,258	$1,114,061		$748,756	$1,114,061
Loans originated	$1,167,596	$232,660	$976,004		$2,167,711	$2,106,702
Loans closed	$820,665	$385,011	$843,305		$1,495,882	$1,624,147
Loans sold	$786,469	$302,782	$692,553		$1,221,723	$1,380,646
1 Common equity less total goodwill and intangibles per common share, a non-U.S. GAAP measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure following this table.
2 Annualized for the quarterly periods presented.
3 Net interest income as a percentage of average interest-earning assets.
4 Presented on a fully tax-equivalent basis, a non-GAAP financial measure.
5 Noninterest expense as a percentage of net interest income and noninterest income, a non-U.S. GAAP measure.
6 Noninterest expense as a percentage of average assets, a non-U.S. GAAP measure.
7 Charge-offs, less recoveries.
8 Excludes loans held-for-sale.

9 Information is related to Intercoastal Mortgage Company, LLC and Warp Speed Holdings LLC, entities in which MVB has an ownership interest that are accounted for as equity method investments.
10 Includes net income from discontinued operations.

Non-U.S. GAAP Reconciliation: Tangible Book Value per Common Share
(Unaudited) (Dollars in thousands, except per share data)

	June 30, 2023	March 31, 2023	June 30, 2022
Goodwill	$2,838	$2,838	$3,988
Intangibles	397	420	1,981
Total intangibles	3,235	3,258	5,969

Total equity attributable to parent	274,349	271,131	252,300
Less: Total intangibles	(3,235)	(3,258)	(5,969)
Tangible common equity	$271,114	$267,873	$246,331

Tangible common equity	$271,114	$267,873	$246,331
Common shares outstanding (000s)	12,720	12,653	12,229
Tangible book value per common share	$21.31	$21.17	$20.14

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